Exhibit 5.3

Phone:	215-569-5500
Fax:	215-569-5555
Email:	www.blankrome.com

April 25, 2007

SunGard Data Systems Inc.

680 East Swedesford Road

Wayne, Pennsylvania 19087

Ladies and Gentlemen:

We have acted as special Florida counsel to SunGard HTE Inc., a Florida corporation (“SunGard HTE”) and HTE-UCS, Inc., a Florida corporation (“HTE-UCS”) (each a “Florida Guarantor” and collectively the “Florida Guarantors”), in connection with (i) the guarantees issued by the Florida Guarantors (the “Senior Guarantees”) relating to the registration by SunGard Data Systems Inc., a Delaware corporation (the “Company”), of an indeterminate amount of the Company’s 9 1/8% Senior Notes due 2013 (the “Senior Notes”) and (ii) the guarantees issued by the Florida Guarantors (the “Senior Subordinated Guarantees” and, together with the Senior Guarantees, the “Guarantees”) relating to the registration by the Company of an indeterminate amount of the Company’s 10 1/4% Senior Subordinated Notes due 2015 (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”), in each case to be offered solely for the market-making purposes by an affiliate of the Company. The Senior Notes and Senior Guarantees have been issued under an indenture dated as of August 11, 2005 (the “Senior Indenture”) among the Company, Solar Capital Corp., a Delaware corporation which merged with and into the Company (“Solar”), the Florida Guarantors, certain other affiliates of the Company, and The Bank of New York, as trustee (the “Trustee”), and the Senior Subordinated Notes and Senior Subordinated Guarantees have been issued under an indenture dated as of August 11, 2005 (the “Senior Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) among the Company, Solar, the Florida Guarantors, certain other affiliates of the Company, and the Trustee (such transactions referred to herein collectively as the “Notes Transactions”).

In rendering the opinions herein, we have examined only (i) copies, as executed or issued, as the case may be, of (A) the Indentures and (B) the Guarantees whose terms are set forth in each of the Indentures (the Indentures and Guarantees are collectively referred to herein as the “Notes Documents”); and (ii) originals or photostatic or certified copies of the records, certificates of public officials, certificates of officers of each of the Florida Guarantors, public records and other documents set forth on Exhibit A.

SunGard Data Systems Inc.

April 25, 2007

We have assumed and relied upon, as to matters of fact and mixed questions of law and fact, the truth, accuracy and completeness of all factual matters set forth in the certificates listed on Exhibit A attached hereto, and the representations and warranties of all parties made pursuant to or in connection with the Notes Documents, or any thereof. We also have assumed the authenticity of the certificates of government officials referenced on Exhibit A. Our opinion in paragraph 2 is based solely on a review of those state-level Florida statutes and regulations which, in our experience, are normally applicable to notes offerings, generally.

As special Florida counsel to the Florida Guarantors for purposes of the execution and delivery (or issuance, as the case may be) of the Notes Documents, our services are limited to specific matters referred to us by them. Consequently, we do not have knowledge of many transactions in which any of the Florida Guarantors has engaged or its day-to-day operations and activities.

Whenever our opinions in this letter, with respect to the existence or absence of facts, are based on our knowledge, it is intended to signify that during the course of our representation of the Florida Guarantors in connection with the Notes Documents, including our review of the documents as described in this letter above, no information has come to the attention of those attorneys in this law firm who have actively participated in the preparation of this letter which has given them actual knowledge of the existence of any facts to the contrary. However, except for the document review specifically set forth in this letter above, we have not undertaken any independent investigation to determine the existence or absence of any facts material to our opinions herein, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of any of the Florida Guarantors. In addition, except as specifically described in this letter, we have not made an independent search of the books and records of any entity, or the public records of any jurisdiction.

Our opinions in the numbered paragraphs below are qualified in all respects by the scope of our document examination described above.

In connection with this opinion letter, we have, with your consent, and without any independent investigation, assumed that:

(a) Each of the Notes Documents has been duly executed and delivered (or issued, as the case may be) by all parties thereto other than the Florida Guarantors who are party thereto. The execution, delivery (or issuance, as the case may be) and performance of the Notes Documents by all parties thereto other than the Florida Guarantors who are party thereto have been duly authorized by all requisite action, and each Notes Document is a valid and binding

SunGard Data Systems Inc.

April 25, 2007

obligation of each party thereto (including each Florida Guarantor that is a party thereto), and is enforceable against each such party in accordance with its terms.

(b) The execution, delivery (or issuance, as the case may be) and performance of the Notes Documents by each party thereto and the consummation by such party of the transactions contemplated thereby do not and will not conflict with or violate and will not cause or result in a violation or breach of: (i) the charter documents of such party, (ii) any law, statute, regulation or rule of any kind by which such party is bound or to which it is subject, (iii) any injunction, judgment, order, decree, ruling, charge or other restriction of a governmental agency or court of law by which such party is bound or to which it is subject (provided, however, that we do not assume that the execution and delivery (or issuance, as the case may be) of the Notes Documents by the Florida Guarantors does not violate any state level statute or regulation of the State of Florida), or (iv) any contracts, instruments, agreements, injunctions, orders or decrees by which such party is bound or to which it is subject.

(c) All factual matters contained in the Notes Documents are true and correct and are not inconsistent with the opinions set forth in this letter.

(d) All signatures on all documents submitted to us for examination are genuine.

(e) All documents submitted to us as originals are authentic, all documents submitted to us as copies (certified or photocopies) conform to the original and the originals of all documents submitted as copies are authentic.

(f) All public records reviewed by us are accurate and complete.

(g) All natural persons who are parties to any of the Notes Documents have the legal capacity to execute, deliver and perform same.

(h) Each party to the Notes Documents is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

The opinions herein are limited to the laws of the State of Florida, and we have made no investigation of the laws of any other jurisdiction (including the laws of the United States) and express no opinion as to the laws of any such other jurisdiction within or outside the United States. In rendering the opinions in this letter, we have assumed compliance with all such other laws.

SunGard Data Systems Inc.

April 25, 2007

Based solely upon and subject to the qualifications, assumptions, exceptions and limitations heretofore and hereafter set forth, it is our opinion that:

1. Each Florida Guarantor’s execution and delivery (or issuance, as the case may be) of the Notes Documents have been duly authorized by all necessary corporate action on the part of such Florida Guarantor, and each such Notes Document has been duly executed and delivered or issued (as the case may be) by such Florida Guarantor.

2. Except as disclosed in any of the Notes Documents or any of the schedules or exhibits thereto, the issuance of the Guarantees by the Florida Guarantors and the execution and delivery of the Indentures by the Florida Guarantors do not violate any statute or regulation of the State of Florida.

Anything in this letter to the contrary notwithstanding, we express no opinion whatsoever regarding the following:

(i) the validity, binding nature or enforceability of any of the Notes Documents or any of their respective provisions;

(ii) the existence, condition or state of title of, or rights in, any property purported to be owned or held by any of the Florida Guarantors;

(iii) the truth, accuracy or completeness of any representation or warranty made by any Florida Guarantor in any Notes Document or any other agreement, document or instrument reviewed by us in connection with this letter or the ability of any Florida Guarantor to perform any covenant or undertaking in any of the Notes Documents to which it is a party;

(iv) the compliance of any Florida Guarantor or the transactions contemplated by the Notes Documents with environmental laws or zoning, subdivision, land use, building or any other local laws, codes, regulations, ordinances or similar requirements; or

(v) the compliance of any Florida Guarantor or the transactions contemplated by the Notes Documents with: (a) any law of any county, town, municipality or other political subdivision of the State of Florida below the state level; (b) any law or regulation concerning taxation, labor, employee benefits, health care, patents, trademarks or copyrights; or (c) any law or regulation concerning securities, antitrust or unfair competition.

The opinions expressed herein have been issued solely in connection with the Notes Transactions. We hereby authorize Simpson Thacher & Bartlett LLP to rely on this Opinion in rendering its opinion of even date herewith in connection with the Notes Transactions. The opinions expressed herein are strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guarantee and should not be construed or relied on as such.

SunGard Data Systems Inc.

April 25, 2007

We hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Registration Statement on S-1 (the “Registration Statement”) filed by the Company and the Florida Guarantors with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

The opinions expressed herein are issued as of the date of this letter, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may occur hereafter.

Very truly yours,

/s/ Blank Rome LLP

Exhibit A

1.	The Good Standing Certificates of SunGard HTE issued by the Secretary of the State of Florida on March 28, 2006 and March 29, 2007.

2.	The Good Standing Certificates of HTE-UCS issued by the Secretary of the State of Florida on March 28, 2006 and March 29, 2007.

3.	The resolutions approved by the board of directors of SunGard HTE on August 11, 2005.

4.	The resolutions approved by the board of directors of HTE-UCS on August 11, 2005.

5.	The Amended and Restated Articles of Incorporation of SunGard HTE attached as an Exhibit to the Registration Statement on Form S-4 filed by the Company relating to the issuance of the Notes (the “S-4 Registration Statement”).

6.	The Articles of Incorporation of HTE-UCS attached as an Exhibit to the S-4 Registration Statement

7.	The bylaws of each of the Florida Guarantors attached as Exhibits to the S-4 Registration Statement.

8.	The Secretary’s Certificate dated August 11, 2005 signed by the Secretary of SunGard HTE and attaching and certifying as to, among other things, the resolutions authorizing the transactions under the Notes Documents, the Articles of Incorporation of SunGard HTE, the bylaws of SunGard HTE, and incumbency of certain officers executing the Notes Documents.

9.	The Secretary’s Certificate dated August 11, 2005 signed by the Secretary of HTE-UCS and attaching and certifying as to, among other things, the resolutions authorizing the transactions under the Notes Documents, the Articles of Incorporation of HTE-UCS, the bylaws of HTE-UCS, and incumbency of certain officers executing the Notes Documents.

Phone:	215-569-5500
Fax:	215-569-5555
Email:	www.blankrome.com

April 25, 2007

SunGard Data Systems Inc.

680 East Swedesford Road

Wayne, Pennsylvania 19087

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to SunGard Availability Services LP, a Pennsylvania limited partnership (“SAS”), SunGard Pentamation Inc., a Pennsylvania corporation (“Pentamation”), SunGard Systems International Inc., a Pennsylvania corporation (“SSI”), and SunGard AvantGard (US) Inc., a Pennsylvania corporation (“SAG”) (each a “Pennsylvania Guarantor” and collectively the “Pennsylvania Guarantors”) in connection with (i) the guarantees issued by the Pennsylvania Guarantors (the “Senior Guarantees”) relating to the registration by SunGard Data Systems Inc., a Delaware corporation (the “Company”), of an indeterminate amount of the Company’s 9 1/8% Senior Notes due 2013 (the “Senior Notes”) and (ii) the guarantees issued by the Pennsylvania Guarantors (the “Senior Subordinated Guarantees” and, together with the Senior Guarantees, the “Guarantees”) relating to the registration by the Company of an indeterminate amount of the Company’s 10 1/4% Senior Subordinated Notes due 2015 (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”), in each case to be offered solely for market-making purposes by an affiliate of the Company. The Senior Notes and Senior Guarantees have been issued under an indenture dated as of August 11, 2005 (as supplemented by the supplemental indenture set forth on Exhibit B attached hereto, the “Senior Indenture”) among the Company, Solar Capital Corp., a Delaware corporation which merged with and into the Company (“Solar”), the Pennsylvania Guarantors, certain other affiliates of the Company, and The Bank of New York, as trustee (the “Trustee”), and the Senior Subordinated Notes and the Senior Subordinated Guarantees have been issued under an indenture dated as of August 11, 2005 (as supplemented by the supplemental indenture set forth on Exhibit C attached hereto, the “Senior Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) among the Company, Solar, the Pennsylvania Guarantors, certain other affiliates of the Company, and the Trustee (such transactions referred to herein collectively as the “Notes Transactions”).

In rendering the opinions herein, we have examined only (i) copies, as executed or issued, as the case may be, of (A) the Indentures and (B) the Guarantees whose terms are set forth in each of the Indentures (the Indentures and Guarantees are collectively referred to herein as the “Notes Documents”); and (ii) originals or photostatic or certified copies of the records, certificates of public officials, certificates of officers of each of the Pennsylvania Guarantors, public records and other documents set forth on Exhibit A.

SunGard Data Systems Inc.

April 25, 2007

We have assumed and relied upon, as to matters of fact and mixed questions of law and fact, the truth, accuracy and completeness of all factual matters set forth in the certificates listed on Exhibit A attached hereto, and the representations and warranties of all parties made pursuant to or in connection with the Notes Documents, or any thereof. We also have assumed the authenticity of the certificates of government officials referenced on Exhibit A. Our opinion in paragraph 2 is based solely on a review of those state-level Pennsylvania statutes and regulations which, in our experience, are normally applicable to notes offerings, generally.

As special Pennsylvania counsel to the Pennsylvania Guarantors for purposes of the execution and delivery (or issuance, as the case may be) of the Notes Documents, our services are limited to specific matters referred to us by them. Consequently, we do not have knowledge of many transactions in which any of the Pennsylvania Guarantors has engaged or its day-to-day operations and activities.

Whenever our opinions in this letter, with respect to the existence or absence of facts, are based on our knowledge, it is intended to signify that during the course of our representation of the Pennsylvania Guarantors in connection with the Notes Documents, including our review of the documents as described in this letter above, no information has come to the attention of those attorneys in this law firm who have actively participated in the preparation of this letter which has given them actual knowledge of the existence of any facts to the contrary. However, except for the document review specifically set forth in this letter above, we have not undertaken any independent investigation to determine the existence or absence of any facts material to our opinions herein, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of any of the Pennsylvania Guarantors. In addition, except as specifically described in this letter, we have not made an independent search of the books and records of any entity, or the public records of any jurisdiction.

Our opinions in the numbered paragraphs below are qualified in all respects by the scope of our document examination described above.

In connection with this opinion letter, we have, with your consent, and without any independent investigation, assumed that:

(a) Each of the Notes Documents has been duly executed and delivered (or issued, as the case may be) by all parties thereto other than the Pennsylvania Guarantors who are

SunGard Data Systems Inc.

April 25, 2007

party thereto. The execution, delivery (or issuance, as the case may be) and performance of the Notes Documents by all parties thereto other than the Pennsylvania Guarantors who are party thereto have been duly authorized by all requisite action, and each Notes Document is a valid and binding obligation of each party thereto (including each Pennsylvania Guarantor that is a party thereto), and is enforceable against each such party in accordance with its terms.

(b) The execution, delivery (or issuance, as the case may be) and performance of the Notes Documents by each party thereto and the consummation by such party of the transactions contemplated thereby do not and will not conflict with or violate and will not cause or result in a violation or breach of: (i) the charter documents of such party, (ii) any law, statute, regulation or rule of any kind by which such party is bound or to which it is subject, (iii) any injunction, judgment, order, decree, ruling, charge or other restriction of a governmental agency or court of law by which such party is bound or to which it is subject (provided, however, that we do not assume that the execution and delivery (or issuance, as the case may be) of the Notes Documents by the Pennsylvania Guarantors does not violate any state level statute or regulation of the Commonwealth of Pennsylvania), or (iv) any contracts, instruments, agreements, injunctions, orders or decrees by which such party is bound or to which it is subject.

(c) All factual matters contained in the Notes Documents are true and correct and are not inconsistent with the opinions set forth in this letter.

(d) All signatures on all documents submitted to us for examination are genuine.

(e) All documents submitted to us as originals are authentic, all documents submitted to us as copies (certified or photocopies) conform to the original, and the originals of all documents submitted as copies are authentic.

(f) All public records reviewed by us are accurate and complete.

(g) All natural persons who are parties to any of the Notes Documents have the legal capacity to execute, deliver and perform same.

(h) Each party to the Notes Documents is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

The opinions herein are limited to the laws of the Commonwealth of Pennsylvania, and we have made no investigation of the laws of any other jurisdiction (including the laws of the United States) and express no opinion as to the laws of any such other jurisdiction within or outside the United States. In rendering the opinions in this letter, we have assumed compliance with all such other laws.

SunGard Data Systems Inc.

April 25, 2007

Based solely upon and subject to the qualifications, assumptions, exceptions and limitations heretofore and hereafter set forth, it is our opinion that:

1. Each Pennsylvania Guarantor’s execution and delivery (or issuance, as the case may be) of the Notes Documents have been duly authorized by all necessary corporate or limited partnership action, as applicable, on the part of such Pennsylvania Guarantor, and each such Notes Document has been duly executed and delivered or issued (as the case may be) by such Pennsylvania Guarantor.

2. Except as disclosed in any of the Notes Documents or any of the schedules or exhibits thereto, the issuance of the Guarantees by the Pennsylvania Guarantors and the execution and delivery of the Indentures by the Pennsylvania Guarantors do not violate any statute or regulation of the Commonwealth of Pennsylvania.

Anything in this letter to the contrary notwithstanding, we express no opinion whatsoever regarding the following:

(i) the validity, binding nature or enforceability of any of the Notes Documents or any of their respective provisions;

(ii) the existence, condition or state of title of, or rights in, any property purported to be owned or held by any of the Pennsylvania Guarantors;

(iii) the truth, accuracy or completeness of any representation or warranty made by any Pennsylvania Guarantor in any Notes Document or any other agreement, document or instrument reviewed by us in connection with this letter or the ability of any Pennsylvania Guarantor to perform any covenant or undertaking in any of the Notes Documents to which it is a party;

(iv) the compliance of any Pennsylvania Guarantor or the transactions contemplated by the Notes Documents with environmental laws or zoning, subdivision, land use, building or any other local laws, codes, regulations, ordinances or similar requirements; or

(v) the compliance of any Pennsylvania Guarantor or the transactions contemplated by the Notes Documents with: (a) any law of any county, town, municipality or other political subdivision of the Commonwealth of Pennsylvania below the state level; (b) any

SunGard Data Systems Inc.

April 25, 2007

law or regulation concerning taxation, labor, employee benefits, health care, patents, trademarks or copyrights; or (c) any law or regulation concerning securities, antitrust or unfair competition.

The opinions expressed herein have been issued solely in connection with the Notes Transactions. We hereby authorize Simpson Thacher & Bartlett LLP to rely on this Opinion in rendering its opinion of even date herewith in connection with the Notes Transactions. The opinions expressed herein are strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guarantee and should not be construed or relied on as such.

We hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Registration Statement on S-1 (the “Registration Statement”) filed by the Company and the Pennsylvania Guarantors with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

The opinions expressed herein are issued as of the date of this letter, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may occur hereafter.

Very truly yours,

/s/ Blank Rome LLP

Exhibit A

10.	The Subsistence Certificates of SAS issued by the Secretary of the Commonwealth of Pennsylvania on April 2, 2006 and on March 30, 2007.

11.	The Subsistence Certificates of Pentamation issued by the Secretary of the Commonwealth of Pennsylvania on April 2, 2006 and on March 30, 2007.

12.	The Subsistence Certificates of SSI issued by the Secretary of the Commonwealth of Pennsylvania on April 2, 2006 and on March 30, 2007.

13.	The resolutions approved by the board of directors of SunGard Technology Services Inc. (“STS”), as the general partner of SAS, on August 11, 2005.

14.	The resolutions approved by the board of directors of Pentamation on August 11, 2005.

15.	The resolutions approved by the board of directors of SSI on August 11, 2005.

16.	The Certificate of Limited Partnership of SAS attached as an Exhibit to the Registration Statement on Form S-4 filed by the Company relating to the issuance of the Notes (the “S-4 Registration Statement”).

17.	The Articles of Incorporation of Pentamation attached as an Exhibit to the S-4 Registration Statement.

18.	The Articles of Incorporation of SSI attached as an Exhibit to the S-4 Registration Statement.

19.	The bylaws of SSI and Pentamation attached as Exhibits to the S-4 Registration Agreement.

20.	The Agreement of Limited Partnership of SAS attached as an Exhibit to the S-4 Registration Agreement.

21.	The Secretary’s Certificate dated August 11, 2005 signed by the Secretary of SAS, and attaching and certifying as to, among other things, the resolutions (of the Board of Directors of STS) authorizing the transactions under the Notes Documents, the Certificate of Limited Partnership of SAS, the Agreement of Limited Partnership of SAS, and incumbency of certain officers executing the Notes Documents.

22.	The Secretary’s Certificate dated August 11, 2005 signed by the Secretary of Pentamation and attaching and certifying as to, among other things, the resolutions authorizing the transactions under the Notes Documents, the Articles of Incorporation of Pentamation, the bylaws of Pentamation, and incumbency of certain officers executing the Notes Documents.

23.	The Secretary’s Certificate dated August 11, 2005 signed by the Secretary of SSI and attaching and certifying as to, among other things, the resolutions authorizing the transactions under the Notes Documents, the Articles of Incorporation of SSI, the bylaws of SSI, and incumbency of certain officers executing the Notes Documents.

24.	The resolutions approved by the board of directors of SAG, by Unanimous Written Consent on January 25, 2007.

25.	The Amended and Restated Articles of Incorporation of SAG as filed with the Secretary of the Commonwealth of Pennsylvania on March 26, 2007.

26.	The Secretary’s Certificate dated April 25, 2007 signed by the Secretary of SAG and attaching and certifying as to, among other things, the resolutions authorizing the transactions under the Notes Documents, the Amended and Restated Bylaws of SAG, and incumbency of certain officers executing the Notes Documents.

27.	The Subsistence Certificate of SAG issued by the Secretary of the Commonwealth of Pennsylvania on March 30, 2007.

Exhibit B

Supplemental Indenture No. 10, dated as of February 13, 2007, among SAG and the Bank of New York, as trustee.

Exhibit C

Supplemental Indenture No. 10, dated as of February 13, 2007, among SAG and the Bank of New York, as trustee.